As filed with the Securities and Exchange Commission on February 1, 2005
                                               Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 ------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                       DIALYSIS CORPORATION OF AMERICA
           (Exact name of registrant as specified in its charter)

                 Florida                                   59-1757642
       (State or Other Jurisdiction                     (I.R.S. Employer
     Of Incorporation or Organization)                 Identification No.)

                       1302 Concourse Drive, Suite 204
                          Linthicum, Maryland 21090
                  (Address of Principal Executive Offices)

          1999 STOCK OPTION PLAN OF DIALYSIS CORPORATION OF AMERICA
                           (Full title of the plan)
                                 ------------

                              Stephen W. Everett
                    President and Chief Executive Officer
                       Dialysis Corporation of America
                       1302 Concourse Drive, Suite 204
                           Linthicum, Maryland 21090
                    (Name and address for Agent of Service)

                                (410)-694-0500
        (Telephone number, including area code, of agent for service)

                                 ------------

   The Commission is requested to mail signed copies of all orders, notices and communications to:

                             Joshua M. Jaffe, Esq.
                              Jaffe & Falk, LLC
                        777 Terrace Avenue, 5th Floor
                      Hasbrouck Heights, New Jersey 07604
                               (201) 288-8282

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
         Title of                                   Proposed           Proposed
        Securities               Amount              Maximum            Maximum
          to be                   to be          Offering Price        Aggregate             Amount of
        Registered             Registered(1)        Per Share       Offering Price(2)    Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   20,000 shares         $3.085            $61,700                 $7.26
Common Stock, $.01 par value   20,000 shares         $0.75             $15,000                 $1.77
Common Stock, $.01 par value   15,000 shares         $4.02             $60,300                 $7.10
Common Stock, $.01 par value    7,000 shares         $2.05             $14,350                 $1.69
---------------------------------------------------------------------------------------------------------
Total                          62,000 shares           ---             $151,350                $18.00
=========================================================================================================

(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the anti-dilution provisions of the Registrants' 1999 Stock Option Plan (the "1999 Plan") resulting from stock splits, stock dividends or similar transactions as provided in the 1999 Plan described herein.

(2) Pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, these amounts are based upon the exercise price provided in the relevant outstanding option to purchase common stock.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------

ITEM 1. Plan Information.*
        ----------------

ITEM 2. Registrant Information and Employee Plan Amount Information.*
        -----------------------------------------------------------

     We will send or give the documents containing the information specified in Part I of this Form S-8 registration statement to each of the optionees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

     * The information required by Part I of Form S-8 (plan information and registrant information and plan annual information) to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                   PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                --------------------------------------------------

ITEM 3. Incorporation of Documents by Reference.
        ---------------------------------------

     Dialysis Corporation of America (the "Registrant") hereby incorporates by reference into this registration statement the following documents previously filed with the Security and Exchange Commission (the
"Commission'):

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 26, 2004;

     (b) the Registrant's Current Report on Form 8-K dated January 12, 2004, filed with the Commission on January 13, 2004;

     (c) the Registrant's Current Report on Form 8-K dated January 16, 2004, filed with the Commission on January 20, 2004;

     (d) the Registrant's Current Report on Form 8-K/A#1 dated February 4, 2004, filed with the Commission on February 4, 2004;

     (e) the Registrant's Current Report on Form 8-K dated March 31, 2004, filed with the Commission on April 1, 2004;

     (f) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 17, 2004;

     (g) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission on August 13, 2004;

     (h) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the Commission on November 12, 2004;

     (i) the Registrant's Current Report on Form 8-K dated December 29, 2004, filed with the Commission on December 29, 2004; and

     (j) the description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A, filed April 16, 1996, which incorporates by reference the section entitled "Description of Securities" in the Registrant's registration statement on Form SB-2 (Commission File No. 33-80877-A), declared effective by the Commission on April 17, 1996, and including any amendment filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. In no event, however, will any of the information that the Registrant discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that Registrant may from time to time furnish to the Commission be incorporated by reference into or otherwise become a part of this registration statement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. Description of Securities.
        -------------------------

     Not Applicable.

ITEM 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The legality of the shares being registered hereby is being passed upon for the Registrant by Jaffe & Falk, LLC. Lawrence E. Jaffe, Esq., a member of that firm, is Secretary and counsel for the Registrant as well as Medicore, Inc., Registrant's parent company (the "Parent"), of which Parent he is also a director. Lawrence E. Jaffe is the beneficial owner of 276,800 common shares of the Registrant (approximately 3%) and 186,742 common shares and an option to acquire 33,333 common shares of the Parent (approximately 3%). Joshua M. Jaffe is also a member of Jaffe & Falk, LLC, and holds less than a 1% interest in each of the Registrant and the Parent.

ITEM 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 607.0850 of the Florida Business Corporation Act ("Section 607.0850") permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Section 607.0850 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. A corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such civil action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that, with respect to any claim, issue or matter in any proceeding by or in the right of the corporation wherein such person shall have been adjudged to be liable, no indemnification shall be made unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 607.0850 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually or reasonably incurred by such person in connection therewith.

     The Registrant's articles of incorporation, as amended, provide that Registrant shall, to the fullest extent permitted by and subject to the limitations and provisions of Florida law, indemnify its directors and officers against any expenses reasonably incurred in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of serving or having served as directors and officers of Registrant.

     The Registrant's bylaws provide that each person who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Registrant, or is or was serving at the request of the corporation as a director or officer of another corporation, will be indemnified by the corporation to the fullest extent permitted by Florida law, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director or officer, and will inure to the benefit or his or her heirs, executors and administrators. In addition, the Registrant's bylaws provide that the board of directors may, at any time, approve indemnification of any other person that the Registrant has the power by law to indemnify.

ITEM 7. Exemption from Registration Claimed.
        -----------------------------------

     Not applicable.

ITEM 8. Exhibits.
        --------

Exhibit
Number
-------

4.1 Dialysis Corporation of America 1999 Stock Option Plan, incorporated by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

5.1    Opinion of Jaffe & Falk, LLC

23.1   Consent of Moore Stephens, P.C.

23.2   Consent of Wiss & Company, LLP

23.3   Consent of Jaffe & Falk, LLC (contained in opinion filed as Exhibit
       5.1)

24.1 Power of Attorney (included on Signature Page of this registration statement)

ITEM 9. Undertakings.
        ------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on February 1, 2005.

                                  DIALYSIS CORPORATION OF AMERICA

                                     /s/ Stephen W. Everett
                                  By:--------------------------------------
                                     Stephen W. Everett
                                     President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Thomas K. Langbein and Joshua M. Jaffe, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-8 and any and all supplements and amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signatures                               Title                          Date
---------------------------  --------------------------------------------  -----------------
/s/ Thomas K. Langbein       Chairman of the Board of Directors            February 1, 2005
---------------------------
Thomas K. Langbein

/s/ Stephen W. Everett       President and Chief Executive Officer and     February 1, 2005
---------------------------  Director (Principal Executive Officer)
Stephen W. Everett

/s/ Michael Rowe             Vice President (Operations)                   February 1, 2005
---------------------------
Michael Rowe

/s/ Don Waite                Vice President (Finance) and Chief Financial  January 31, 2005
---------------------------  Officer
Don Waite

/s/ Daniel R. Ouzts          Vice President and Chief Accounting           January 28, 2005
---------------------------  Officer
Daniel R. Ouzts

/s/ Robert W. Trause         Director                                      January 28, 2005
---------------------------
Robert W. Trause


/s/ Alexander Bienenstock    Director                                      February 1, 2005
---------------------------
Alexander Bienenstock

/s/ Peter D. Fischbein       Director                                      February 1, 2005
---------------------------
Peter D. Fischbein

                                EXHIBIT INDEX


Exhibit
Number                              Description
--------  -------------------------------------------------------------------

  4.1 Dialysis Corporation of America 1999 Stock Option Plan, incorporated by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

  5.1     Opinion of Jaffe & Falk, LLC.

 23.1     Consent of Moore Stephens, P.C.

 23.2     Consent of Wiss & Company, LLP

 23.3     Consent of Jaffe & Falk, LLC (contained in opinion filed as Exhibit
          5.1).

 24.1 Power of Attorney (included on the Signature Page of this Registration Statement).